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Exhibit 10.4

INITIAL C TERM LOAN COMMITMENT AGREEMENT

DEUTSCHE BANK TRUST COMPANY AMERICAS
31 WEST 52ND STREET
NEW YORK, NEW YORK 10019

January 3, 2003

Consolidated Container Company LLC
3101 Towercreek Parkway
Suite 300
Atlanta, Georgia 30339

re Initial C Term Loan Commitment

Ladies and Gentlemen:

        Reference is hereby made to the Credit Agreement, dated as of July 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Consolidated Container Holdings LLC, Consolidated Container Company LLC (the "Borrower" or "you"), the financial institutions from time to time party thereto (the "Banks"), JPMorgan Chase Bank (successor by merger to Morgan Guaranty Trust Company of New York), as Documentation Agent, Credit Suisse First Boston (f/k/a Donaldson, Lufkin & Jenrette Securities Corporation), as Syndication Agent, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement (after giving effect to the Final Seventh Amendment Effective Date (as defined in the Seventh Amendment and Agreement to the Credit Agreement and the Second Amendment to the Security Agreement, dated as of January 3, 2003)).

        Deutsche Bank Trust Company Americas ("DBTCA") hereby agrees to provide a C Term Loan Commitment in the amount of $35,000,000 (the "Initial C Term Loan Commitment"). The Initial C Term Loan Commitment provided pursuant to this letter agreement (this "Agreement") shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.14 thereof.

        DBTCA acknowledges and agrees that the Initial C Term Loan Commitment provided pursuant to this Agreement shall constitute an Initial C Term Loan Commitment under, and as defined in, the Credit Agreement. DBTCA further agrees that, with respect to the Initial C Term Loan Commitment provided by it pursuant to this Agreement, it shall receive such upfront and other fees as have been agreed to separately in writing by DBTCA, Holdings and the Borrower.

        The Borrower agrees, with respect to the Initial C Term Loan Commitment provided pursuant to this Agreement, (i) that the Applicable Margin for Initial C Term Loans (x) maintained as Base Rate Loans shall be 2.25% and (y) maintained as Eurodollar Loans shall be 3.25% and (ii) to the other terms and conditions set forth in the Credit Agreement in respect of the Initial C Term Loan Commitment and the Initial C Term Loan Sub-Facility (including, without limitation, to the payment of the Deferred Initial C Term Loan Fees set forth in Section 3.01(h) of the Credit Agreement and the provision of common units of Holdings to the Initial C Term Loan Banks in accordance with Section IV(4)(B)(x) of the Seventh Amendment).

        DBTCA (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become an Initial C Term Loan Bank, under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Initial C Term Loan Bank. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, the upfront fees payable pursuant to the immediately preceding paragraph) required in connection herewith, DBTCA shall become an Initial C Term Loan Bank pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of an Initial C Term Loan Bank thereunder and under the other Credit Documents.

        You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on January 3, 2003. If you do not so accept this Agreement by such time, our Initial C Term Loan Commitment set forth in this Agreement shall be deemed canceled.

        After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to the Credit Agreement.

* * * *

        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/
Agreed and Accepted this 10th day of January, 2003:
CONSOLIDATED CONTAINER COMPANY LLC
By:	/s/ TYLER L. WOOLSON Name: Tyler L. Woolson Title: Chief Financial Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/

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  Exhibit 10.4
INITIAL C TERM LOAN COMMITMENT AGREEMENT
DEUTSCHE BANK TRUST COMPANY AMERICAS 31 WEST 52ND STREET NEW YORK, NEW YORK 10019